Absolute Consulting Inc.
Interim Condensed Financial Statements

Unaudited condensed financial statements of Absolute Consulting Inc.
As of June 30, 2017 and for the six months ended June 30, 2017 and 2016
And notes to condensed financial statements

Absolute Consulting, Inc.
Condensed Balance Sheets

	As of June 30, 2017	As of December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,162,067	$1,177,556
Contract receivables, net	5,534,680	4,485,467
Prepaid expenses	94,976	131,836
Total current assets	6,791,723	5,794,859

Equipment, software, and leasehold improvements, net	116,838	151,685
Total assets	6,908,561	5,946,544

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	-	-
Accounts payable	30,457	21,064
Unearned revenue	40,623	38,828
Accrued expenses	2,033,502	1,234,858
Distributions payable	232,730	250,000
Total current liabilities	2,337,312	1,544,750

Stockholders' equity:
Capital stock, $0.001 par value, 1,000,000 shares authorized, 213,134 shares issued and outstanding in 2017 and 2016	213	213
Treasury stock at cost, 33,482 and 31,797 shares in 2017 and 2016, respectively	(4,231,103)	(4,231,103)
Additional paid in capital	465,421	465,421
Retained earnings	8,336,718	8,167,263
Total stockholders' equity	4,571,249	4,401,794
Total liabilities and stockholders' equity	$6,908,561	$5,946,544
The accompanying notes are an integral part of these condensed financial statements

Absolute Consulting, Inc.
Condensed Statements of Operations
(Unaudited)
	Six months ended June 30
	2017	2016
Revenues earned	$20,948,861	$20,686,322
Costs of revenues earned	18,525,313	18,160,755
Gross profit	2,423,548	2,525,567

Selling, general and administrative	1,931,786	2,169,961
Depreciation	40,281	48,608
Income from operations	451,481	306,998

Interest (expense), net	(1,401)	(917)
Miscellaneous income (expense)	91	(102)

Net income	$450,171	$305,979
The accompanying notes are an integral part of these condensed financial statements

Absolute Consulting, Inc.
Statement of Changes in Stockholders' Equity
 (Unaudited)
	Common Stock		Treasury Stock		Additional	Retained	Total stockholders'
	Shares	Amount	Shares	Amount	paid-in capital	earnings	equity
Balance at December 31, 2016	213,134	$213	33,482	$(4,231,103)	$465,421	$8,167,263	$4,401,794
Treasury stock issued for payments of bonus	-	-	(248)	28,632	-	-	28,632
Purchase of treasury stock	-	-	248	(28,632)	-	-	(28,632)
Distributions	-	-	-	-	-	(280,716)	(280,716)
Net income	-	-	-	-	-	450,171	450,171
Balance at June 30, 2017	213,134	$213	33,482	$(4,231,103)	$465,421	$8,336,718	$4,571,249
The accompanying notes are an integral part of these condensed financial statements

Absolute Consulting, Inc.
Condensed Statement of Cash Flows
(Unaudited)
	Six months ended June 30
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$450,171	$305,979
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	40,281	48,608
Stock-based compensation expense	28,632	120,534
Changes in assets and liabilities:
Accounts receivable	(1,049,213)	371,730
Prepaid expenses	36,860	24,302
Unearned revenue	1,795	-
Accounts payable	9,393	(40,699)
Accrued expenses	798,644	204,662
Net cash provided by operating activities	316,563	1,035,116

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(5,434)	(21,513)
Net cash used in investing activities	(5,434)	(21,513)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on line of credit	(3,555,094)	3,165,297
Repayments on line of credit	3,555,094	(3,165,297)
Purchase of treasury stock	(28,632)	(180,517)
Distributions paid	(297,986)	(882,916)
Net cash used in financing activities	(326,618)	(1,063,433)
NET DECREASE IN CASH	(15,489)	(49,830)
CASH AND CASH EQUIVALENTS, BEGINNING	1,177,556	1,754,809
CASH AND CASH EQUIVALENTS, ENDING	$1,162,067	$1,704,979
The accompanying notes are an integral part of these condensed financial statements

1.	Description of Business and Summary of Significant Accounting Policies
Description of Business
Absolute Consulting, Inc. ("the Company"), formed in 1997, was created with a goal of providing the technical service needs for organizations in the nuclear power industry. Today, the Company is a leading supplier of technical experts and professional personnel for companies involved in a variety of industries - power related and others. The Company's target market includes energy focused utilities and government facilities. The Company operates primarily in the United States.
Basis of Accounting
A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:
Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements. Actual results could differ from those estimates.
Cash and Cash Equivalents
For the purposes of reporting cash flows, the Company considers all cash accounts and certificates of deposit with original maturities of three months or less to be cash or cash equivalents.
Revenue Recognition
The Company derives its revenues from contracts mainly in the nuclear and utility industries. The Company provides technical experts and professional personnel for companies on a temporary basis. Revenues as presented on the statements of operations represent services rendered to customers less sales adjustments and discounts. Reimbursements, including those related to out- of-pocket expense, are also included in revenues, and equivalent amounts of reimbursable expenses are included in cost of services.
The Company and its customers enter into agreements that outline the general terms and conditions of the staffing arrangement. Revenue is recognized as services are performed and associated costs have been incurred. The Company records revenue on a gross basis versus on a net basis as an agent in the presentation of revenue and expenses. The Company has evaluated ASC 605-45 and concluded that gross reporting is appropriate because the Company has the risk of identifying and hiring qualified workers, has the discretion to select the workers and establish their price and duties, and bears the risk for services that are not fully paid for by customers.
Accounts Receivable
Accounts receivable are carried at original invoice amount.  Recoveries of accounts receivable previously written off are recorded when received. The Company does not charge interest on trade accounts receivable balances.
Allowance for Doubtful Accounts
Accounts receivable are recorded when invoices are submitted and are presented in the balance sheet net of the allowance for doubtful accounts. Accounts receivable are written off when deemed to be uncollectible. The allowance for doubtful accounts is estimated based on the Company's historical losses, the existing economic conditions in the industry and the financial stability of its customers.
Property and Equipment
Property and equipment are stated at cost. Major renewals, betterments, and replacements are capitalized, while maintenance and repair costs are charged directly to expense as incurred. When properties are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in earnings. Depreciation is calculated on the straight-line method over the estimated useful lives of the related assets ranging from 3 to 7 years.
Compensated Absences
All exempt employees of the Company receive paid time off (PTO) based on full time status and length of service. Compensated absences is included in accrued expenses on the balance sheet.
Income Taxes
The Company has elected to be taxed as an S corporation under the Internal Revenue Code. As a result, earnings or losses of the Company flow through to its shareholders. Therefore, no provision for income taxes has been included in these financial statements.  However, the Company generally distributes funds to the shareholders through capital distributions to pay income taxes attributable to corporate earnings. The Company is not aware of any uncertain tax positions that would require disclosure or accrual in accordance with generally accepted accounting principles.

2.	Accounts Receivable
Accounts receivable are comprised of the following:
	As of June 30, 2017	As of December 31, 2016
	(unaudited)
Accounts receivable - billed	$4,120,565	$3,676,679
Accounts receivable - unbilled	1,414,115	808,788
Total accounts receivable	$5,534,680	$4,485,467
Unbilled amounts are classified as current assets since substantially all amounts are expected to be realized within one year. The majority of the unbilled amounts reported were billed within 30 days of the period ended June 30, 2017. All of the accounts receivable were pledged as collateral on the Company's line of credit as of June 30, 2017.
3.	Property and Equipment
A summary of property and equipment by major category follows:
	As of June 30, 2017	As of December 31, 2016
	(unaudited)
Furniture and fixtures	$126,305	$126,305
Office equipment	154,293	148,859
Software	328,400	328,400
	608,998	603,564
Less: accumulated depreciation	(492,160)	(451,879)
	$116,838	$151,685
Depreciation expense of these assets for the six months ended June 30, 2017 and 2016 were $40,281 and $48,608, respectively.
4.	Accrued Expenses
Accrued expenses are comprised of the following:
	As of June 30, 2017	As of December 31, 2016
	(unaudited)
Accrued payroll, including taxes	$1,327,782	$821,940
Bonus payable	412,121	399,487
Other accrued expenses	293,599	13,431
	$2,033,502	$1,234,858

5.	Line of Credit
The Company had a $3,600,000 line of credit with a Bank secured by all assets of the Company. Advances on the line of credit bear interest at the Bank's base rate plus 0.25%. There was no outstanding balance on the line of credit as of June 30, 2017 and December 31, 2016. The line of credit matured on September 21, 2017.
6.	Bonus Compensation Plans
The Company has a bonus compensation plan for sales and support personnel and a second bonus compensation plan for executives. The bonus plan for sales and support personnel was established to share approximately 50% of the Company's profits with key employees and are paid as additional compensation. During the six months ended June 30, 2017 and 2016, the Company recorded approximately $559,000 and $495,000 in compensation expense as a result of the sales and support personnel bonus plan.
Under the bonus plan for executives, the bonuses are based upon a certain percentage of profits and are generally paid out in a combination of cash and common stock of the Company. The stock is valued based on management's best estimate of the fair value of the Company's common stock.
During the six months ended June 30, 2017 and 2016, the Company recorded approximately $45,000 and $30,000 in compensation expense as a result of the bonus plan for executives.
7.	Related Party Transactions
The Company rents office space from an entity owned by Company shareholders. The lease renews on an annual basis and requires annual rents as disclosed in Note 9.
8.	Retirement Plan
The Company has a defined contribution 401(k) retirement plan for all employees. For those employees who are at least 21 years of age, the plan covers all employees immediately upon the start of an assignment. Employees may contribute up to the maximum deferral amount allowed by law into the plan. The Company does not make discretionary matching or non-elective contributions for the employees.

9.	Operating Leases
The Company leases office facilities from a related party as disclosed in Note 7 under multiple operating lease agreements with initial terms of ten years. Under the leases, the Company pays taxes, maintenance, and insurance expenses related to the leased premises. Lease expense for the six months ended June 30, 2017 and 2016, was $60,000, respectively.
10.	Major Customers and Risk Concentration
The Company has concentrations of credit risk as a result of significant revenues from three major customers. The Company's two largest customers accounted for 58% of accounts receivable as of June 30, 2017, and the Company's three largest customers accounted for 65% of accounts receivable as of  December 31, 2016.